                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 9, 1999

                              CORIXA CORPORATION
             (Exact name of registrant as specified in its charter)

                                    0-22891
                            (Commission File Number)



           DELAWARE                                      91-1654387
 (State or other jurisdiction                        (I.R.S. Employer
     of incorporation)                                 Identification No.)



                        1124 COLUMBIA STREET, SUITE 200
                         SEATTLE, WASHINGTON 98104-2040
            (Address of principal executive offices, with zip code)



                                 (206) 754-5711
              (Registrant's telephone number, including area code)

ITEM 5.    FINANCIAL STATEMENTS AND EXHIBITS.

        On September 15, 1998, GenQuest, Inc. merged with and into Chinook Corporation, a wholly-owned subsidiary of Corixa Corporation. The separate corporate existence of GenQuest, Inc. ceased upon consummation of the merger. Audited financial statements of GenQuest, Inc. as of December 31, 1997 and 1996, and for the years then ended and for the period from July 14, 1995 (date of inception) through December 31, 1997 are attached to and filed with this report.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CORIXA CORPORATION



Date: August 9, 1999              By: /s/ Michelle Burris
                                      ------------------------------------------
                                      MICHELLE BURRIS
                                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
GenQuest, Inc.

     We have audited the accompanying balance sheets of GenQuest, Inc. (a development stage company) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996 and the period from July 14, 1995 (date of inception) through December 31, 1997. These financial statements are the responsibility of GenQuest's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GenQuest, Inc. (a development stage company) at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 and the period from July 14, 1995 (date of inception) through December 31, 1997 in conformity with generally accepted accounting principles.

                                              ERNST & YOUNG LLP

Seattle, Washington
January 28, 1998,
except for Note 9, as to which the date is February 28, 1998

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                         (IN THOUSANDS, EXCEPT SHARES)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 3,600    $ 8,998
  Accounts receivable (includes a $25,000 receivable from
     affiliated company)....................................       58         --
  Prepaid expenses..........................................      179         --
                                                              -------    -------
     Total current assets...................................    3,837      8,998
Property and equipment, net.................................      573          9
Warrants....................................................       --      1,140
Other assets................................................        6         --
                                                              -------    -------
     Total assets...........................................  $ 4,416    $10,147
                                                              =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities..................  $   495    $   828
  Deferred revenue..........................................      100         50
  Current portion of obligations and commitments............      438        488
                                                              -------    -------
Total current liabilities...................................    1,033      1,366
Long-term obligations less current portion..................      752        652
Stockholders' equity:
  Convertible preferred stock, $0.001 par value:
  Authorized shares -- 25,355,903 designated as Series A and
     18,543,290 designated as Series B;
  Issued and outstanding Series A shares: 6,812,613.........        7          7
  Issued and outstanding Series B shares: 18,309,271........       18         18
  Common stock, $0.001 par value:
  Authorized shares -- 39,260,903
  Issued and outstanding shares: 1,830,000..................        2          2
  Additional paid-in capital................................   11,264     12,416
  Deficit accumulated during development stage..............   (8,660)    (4,314)
                                                              -------    -------
     Total stockholders' equity.............................    2,631      8,129
                                                              -------    -------
     Total liabilities and stockholders' equity.............  $ 4,416    $10,147
                                                              =======    =======

See accompanying notes.

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE)

                                                                  PERIOD FROM
                                                                 JUNE 14, 1995                           PERIOD FROM
                                PERIOD FROM       NINE MONTHS      (DATE OF         YEAR ENDED          JUNE 14, 1995
                              JANUARY 1, 1998        ENDED       INCEPTION) TO     DECEMBER 31,      (DATE OF INCEPTION)
                              TO SEPTEMBER 15,   SEPTEMBER 30,   SEPTEMBER 30,   -----------------     TO DECEMBER 31,
                                    1998             1997            1998         1997      1996            1997
                              ----------------   -------------   -------------   -------   -------   -------------------
                                        (UNAUDITED)               (UNAUDITED)
Revenues:
  Collaborative
    agreements..............      $   150           $    --        $    175      $    25   $               $    25
  Government grants.........           58                --              91           33                        33
                                  -------           -------        --------      -------   -------         -------
    Total revenues..........          208                --             266           58        --              58
Operating expenses:
  Research and
    development.............       (2,196)           (2,548)         (7,124)      (3,654)   (1,146)         (4,928)
  In-process research and
    development.............           --                --          (2,219)          --    (2,219)         (2,219)
  General and
    administrative..........         (237)             (468)         (2,009)        (962)     (526)         (1,772)
                                  -------           -------        --------      -------   -------         -------
    Total operating
       expenses.............       (2,433)           (3,016)        (11,352)      (4,616)   (3,891)         (8,919)
                                  -------           -------        --------      -------   -------         -------
Loss from operations........       (2,225)           (3,016)        (11,086)      (4,558)   (3,891)         (8,861)
Interest income.............           60               183             306          236         9             246
Interest expense............          (47)               (5)            (92)         (24)      (13)            (45)
                                  -------           -------        --------      -------   -------         -------
Net loss....................      $(2,212)          $(2,838)       $(10,872)     $(4,346)  $(3,895)        $(8,660)
                                  -------           -------        --------      -------   -------         -------
Basic and diluted net loss
  per share.................      $ (1.20)          $ (1.55)                     $  0.14   $ (2.94)
                                  -------           -------                      -------   -------
Shares used in computation
  of basic and diluted net
  loss per share............        1,842             1,830                        1,830     1,324
                                  =======           =======                      =======   =======

See accompanying notes.

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                    DEFICIT
                                   CONVERTIBLE                                    ACCUMULATED
                                 PREFERRED STOCK    COMMON STOCK     ADDITIONAL     DURING
                                 ---------------   ---------------    PAID-IN     DEVELOPMENT
                                 SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL        STAGE       TOTAL
                                 ------   ------   ------   ------   ----------   -----------   -------
Net loss for the period from
  inception through December
  31, 1995.....................      --    $--        --     $--      $            $   (419)    $  (419)
                                 ------    ---     -----     ---      -------      --------     -------
Balance at December 31, 1995...      --     --        --      --           --          (419)       (419)
  Issuance of common stock for
     cash......................      --     --     1,570       2            6            --           8
  Issuance of Series A
     convertible preferred
     stock for acquired
     technology, valued at
     $0.50 per share...........   4,413      5        --      --        2,202            --       2,207
  Issuance of common stock,
     valued at $0.33 per share,
     for technology and
     services..................      --     --       260      --           13            --          13
  Issuance of Series A
     convertible preferred
     stock at $0.50 per share
     for cash ($525) and note
     payable ($675)............   2,400      2        --      --        1,198            --       1,200
  Issuance of Series B
     convertible preferred
     stock at $0.50 per share
     for cash and note payable
     ($155), net of issuance
     costs of $139.............  18,309     18        --      --        8,997            --       9,015
  Net loss.....................      --     --        --      --           --        (3,895)     (3,895)
                                 ------    ---     -----     ---      -------      --------     -------
Balance at December 31, 1996...  25,122     25     1,830       2       12,416        (4,314)      8,129
  Additional issuance costs of
     Series B..................      --     --        --      --          (12)           --         (12)
  Corixa warrants distributed
     to investors..............      --     --        --      --       (1,140)           --      (1,140)
  Net loss.....................      --     --        --      --           --        (4,346)     (4,346)
                                 ------    ---     -----     ---      -------      --------     -------
Balance at December 31, 1997...  25,122     25     1,830       2       11,264        (8,660)      2,631
  Issuance of common stock for
     cash (unaudited)..........      --     --        30      --            1            --           1
  Net loss (unaudited).........      --     --        --      --           --        (2,212)     (2,212)
                                 ------    ---     -----     ---      -------      --------     -------
Balance at September 15, 1998
  (unaudited)..................  25,122    $25     1,860     $ 2      $11,265      $(10,872)    $   420
                                 ======    ===     =====     ===      =======      ========     =======

See accompanying notes.

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        PERIOD FROM                               PERIOD FROM
                                   PERIOD FROM       NINE MONTHS       JUNE 14, 1995         YEAR ENDED          JUNE 14, 1995
                                 JANUARY 1, 1998        ENDED       (DATE OF INCEPTION)     DECEMBER 31,      (DATE OF INCEPTION)
                                 TO SEPTEMBER 15,   SEPTEMBER 30,    TO SEPTEMBER 30,     -----------------     TO DECEMBER 31,
                                       1998             1997               1998            1997      1996            1997
                                 ----------------   -------------   -------------------   -------   -------   -------------------
                                           (UNAUDITED)                  (UNAUDITED)
Operating activities
Net loss.......................      $(2,212)          $(2,838)          $(10,872)        $(4,346)  $(3,895)        $(8,660)
Adjustments to reconcile net
  loss to net cash used in
  operating activities:
Depreciation...................           90                12                144              51         2              54
Equity instruments issued in
  exchange for technology and
  services.....................           --                                2,219              --     2,219           2,219
Net decrease in warrant
  obligations Changes in
  certain assets and
  liabilities:
Accounts payable and accrued
  expenses.....................         (329)             (476)               321            (183)      756             650
Prepaid expenses...............           58              (199)              (121)           (179)                     (179)
Deferred revenue...............           --                50                100              50        50             100
Other assets...................           35                (8)                28              (7)        7              (7)
Accounts receivable............           25                --                (33)            (58)        8             (58)
                                     -------           -------           --------         -------   -------         -------
Net cash used in operating
  activities...................       (2,333)           (3,459)            (8,214)         (4,672)     (853)         (5,881)
Investing activities Purchases
  of property and
  equipment -- net.............          (13)              (11)               (58)            (33)        1             (45)
Financing activities Net
  proceeds from issuance of
  convertible preferred
  stock........................           --                --              9,386              --     9,386           9,386
Payment on warrant
  obligation...................         (652)             (348)            (1,140)           (488)       --            (488)
Payment on notes payable.......           --              (162)              (150)           (150)       --            (150)
Proceeds from issuance of notes
  payable......................           --                --                825              --       150             825
Principal payments on capital
  leases.......................          (91)               (7)              (134)            (43)                      (43)
Other..........................           --                --                (12)            (12)       --             (12)
Proceeds from issuance of
  common stock.................            2                --                 10              --         8               8
                                     -------           -------           --------         -------   -------         -------
Net cash provided by financing
  activities...................         (741)             (517)             8,785            (693)    9,544           9,526
Net increase (decrease) in cash
  and cash equivalents.........       (3,087)           (3,987)               513          (5,398)    8,692           3,600
Cash and cash equivalents at
  beginning of period..........        3,600             8,998                 --           8,998       306              --
                                     -------           -------           --------         -------   -------         -------
Cash and cash equivalents at
  end of period................      $   513           $ 5,011           $    513         $ 3,600   $ 8,998         $ 3,600
                                     -------           -------           --------         -------   -------         -------
Supplemental disclosures
  Interest paid................      $    37           $     5           $     82         $    24   $    12         $    45
Supplemental schedule of
  noncash operating, investing,
  and financing activities
  Assets acquired pursuant to
  capital leases...............      $    --           $   377           $    582         $   582   $    --         $   582
Notes payable converted to
  preferred stock..............           --                --                830              --       830             830
Warrants distributed to
  investors....................           --                --             (1,140)         (1,140)       --          (1,140)
Warrants acquired in exchange
  for warrant obligation.......           --                --              1,140              --     1,140           1,140
Equity instruments issued in
  exchange for technology and
  services.....................           --                --              2,219              --     2,219           2,219

See accompanying notes.

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
          INFORMATION AS OF SEPTEMBER 15, 1998 AND FOR THE PERIOD FROM
                     JANUARY 1, 1998 TO SEPTEMBER 15, 1998
         AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 IS UNAUDITED

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF ACTIVITIES

     GenQuest, Inc. ("GenQuest"), a development stage company, is focused on applying functional genomics technology to discover novel genes related to the transformation of normal cells into cancer cells and developing the potential of such genes and related gene products to be used as diagnostics, therapeutics and drug-screening targets in the field of oncology. GenQuest's technology platform consists of the following proprietary technologies: (i) methodologies for the discovery of genes associated with cancer; (ii) methodologies used to elucidate cellular responses to DNA damage; (iii) genes and cellular processes associated with senescence and apoptosis; (iv) technologies that enhance or inhibit cellular proliferation; and (v) genes and cellular processes associated with terminal cell differentiation. Principal activities to date include conducting research and development, pursuing intellectual property protection, entering into collaborative in- and out-licensing agreements, raising capital, recruiting scientific and management personnel, and establishing a research facility.

     On September 15, 1998, Corixa acquired all of the outstanding shares of common stock of the Company. Pursuant to the terms set forth in the Agreement and Plan of Merger by and among the Company and Corixa, Chinook, a wholly-owned subsidiary and a Delaware corporation (formerly known as Chinook Acquisition Corporation) and the Company merged with and into Chinook and the separate corporate existence of GenQuest ceased, with Chinook surviving as a wholly-owned subsidiary of Corixa.

INTERIM FINANCIAL INFORMATION

     The financial information for the period from January 1, 1998 to September 15, 1998, and for the nine months ended September 30, 1997, is unaudited, but includes all adjustments (consisting only of normal recurring adjustments) that GenQuest considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Operating results for the period from January 1, 1998 to September 15, 1998 are not necessarily indicative of the results that may be expected for the entire year.

LIQUIDITY

     Principal activities to date include conducting research and development, pursuing intellectual property protection, entering into collaborative in- and out-licensing agreements, raising capital, recruiting scientific and management personnel, and establishing a research facility. Further development of GenQuest's business will require additional equity financing and/or collaboration funding. GenQuest is actively seeking to expand its funding from current and new investors, as well as enter into additional collaborative relationships. In the event GenQuest is not able to obtain additional financing or sufficient operating revenues, GenQuest will take steps to reduce its expenditures, as necessary, to enable it to continue its operations through December 1998. To that end, GenQuest would propose amending the terms of its agreements to materially reduce GenQuest's payment obligations.

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

CASH AND CASH EQUIVALENTS

     All short-term investments, which consist primarily of bankers' acceptances and certificates of deposit, with maturities of three months or less at date of purchase are considered to be cash equivalents. The amounts are recorded at cost, which approximates fair market value. Credit risk for cash investments is managed by purchase of investment-grade securities and diversification of the investment portfolio among issuers and maturities.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and is depreciated on a straight-line basis over the assets' estimated useful lives, which range from three to four years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the term of the lease. Amortization of assets recorded under capital leases is included in depreciation.

STOCK-BASED COMPENSATION

     In 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"). GenQuest has adopted the disclosure-only provisions of Statement 123, and applies Accounting Principles Board Opinion No. 25 ("APB 25") and related Interpretations in accounting for its stock option plans. Accordingly, GenQuest's stock-based compensation expense is recognized based on the intrinsic value of the option on the date of grant. Recognition of stock-based compensation expense under Statement 123 requires the use of a fair value method to value stock options using option valuation models that were developed for purposes other than valuing employee stock options. Pro forma disclosures of net loss under Statement 123 are provided in Note 3 of these GenQuest financial statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

OTHER FINANCIAL INSTRUMENTS

     At December 31, 1997 and 1996, the carrying value of financial instruments, such as accounts receivables and payables, approximated their fair values, based on the short-term maturities of these instruments. Additionally, the carrying value of long-term liabilities approximated fair values because underlying interest rates reflect market rates at the balance sheet dates.

REVENUES FROM COLLABORATIVE AGREEMENTS

     Revenues under collaborative agreements will typically consists of nonrefundable up-front fees, ongoing research, co-development payments, and milestone and royalty payments. Revenue from nonrefundable technology access fees will be recognized upon satisfaction of any obligation. Revenue from ongoing research and co-development payments will be recognized ratably over the term of the agreement, as GenQuest believes such payments will approximate the research and development expense being incurred associated with the agreement. Revenue from milestone, royalty, and other

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

contingent payments will be recognized as earned. Advance payments received under any agreements in excess of amounts earned are classified as deferred revenue. Revenue under cost reimbursement contracts is recognized as the related costs are incurred.

RESEARCH AND DEVELOPMENT EXPENSES

     Research and development costs are expensed as incurred.

INCOME TAXES

     GenQuest accounts for income taxes using the liability method under Statement of Accounting Standards No. 109, "Accounting for Income Taxes."

NET EARNING PER SHARE CALCULATIONS

     GenQuest adopted the FASB issued Statement No. 128, "Earnings per Share." Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is based on the weighted average number of common shares outstanding for the period, and excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share assumes the conversion of all dilutive securities, such as options, warrants and convertible preferred stock.

COMPREHENSIVE INCOME (LOSS)

     As of January 1, 1998, GenQuest adopted the FASB Statement No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on GenQuest's net income or stockholders' equity. Statement 130 did not impact GenQuest, as it had no supplemental comprehensive income components.

SEGMENT REPORTING

     In 1997, the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is required to be adopted for the fiscal years beginning after December 15, 1997. The new Statement supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise." Companies will be required to report each segment and related information, as defined in Statement 131, in GenQuest's notes to the financial statements. GenQuest will be required to report its results according to Statement 131 for its year end 1998 results. As GenQuest does not operate in more than one segment, as defined by the statement, this statement is not applicable.

RECLASSIFICATIONS

     Certain reclassifications have been made to prior years' financial statements to conform to the 1997 presentation.

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                DECEMBER 31,
                                                             -------------------
                                                               1997       1996
                                                             --------    -------
Laboratory equipment.......................................  $446,822    $    --
Computers and office equipment.............................   161,172     12,241
Leasehold improvements.....................................    19,398         --
                                                             --------    -------
                                                              627,392     12,241
Accumulated depreciation and amortization..................   (54,237)    (3,341)
                                                             --------    -------
                                                             $573,155    $ 8,900
                                                             ========    =======

     At December 31, 1997, GenQuest held equipment under capitalized leases with an original cost of $581,772 and an approximate net book value of $550,000, respectively. These leases are secured by the underlying assets.

3. LONG-TERM OBLIGATIONS AND COMMITMENTS

                                                               DECEMBER 31,
                                                         ------------------------
                                                            1997          1996
                                                         ----------    ----------
Warrant obligation.....................................  $  651,567    $1,140,000
Capital lease obligation...............................     538,572            --
                                                         ----------    ----------
                                                          1,190,139     1,140,000
Less current portion of obligations....................     437,982       488,432
                                                         ----------    ----------
                                                         $  752,157    $  651,568
                                                         ==========    ==========

     Minimum future rental payments under the capital lease agreement at December 31, 1997 are as follows:

YEAR ENDED DECEMBER 31
----------------------
1998........................................................    $168,773
1999........................................................     184,116
2000........................................................     184,116
2001........................................................     137,631
                                                                --------
Total minimum lease payments................................     674,636
Less interest...............................................     136,064
                                                                --------
Present value of minimum lease payments.....................     538,572
Less current portion........................................     112,198
                                                                --------
Capital lease obligations, less current portion.............    $426,374
                                                                ========

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A $687,500 lease line was obtained in 1997. The lease is secured by the underlying equipment.

     GenQuest rents a research facility under an operating lease, which expires on the earlier of September 2000 or upon a 60-day notice of vacancy. In connection with the operating lease, GenQuest is required to make monthly payments of approximately $5,300.

     Rent expense was $20,000 and $0 for the years ended December 31, 1997 and 1996, respectively.

     In February 1998, GenQuest and its stockholders reached a settlement agreement and mutual release of claims (the "Agreement") with a third party in relation to a business dispute related to the financing of GenQuest. Under the terms of the Agreement, the third party agreed to release GenQuest and its stockholders from any obligation prior to or thereafter owed to such third party by any or all of GenQuest and its stockholders. The amount payable by GenQuest under the Agreement of $250,000 was accrued as of December 31, 1997.

4. INCOME TAXES

     At December 31, 1997, GenQuest had a net operating loss carryforward of approximately $6.4 million respectively, and research and experimentation credit carryforwards of approximately $185,000, which begin to expire in 2010. Utilization of net operating losses and research and development tax credit carryforwards is subject to certain limitations under Section 382 of the Internal Revenue Code.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. GenQuest has recognized a valuation allowance equal to the deferred tax assets due to the uncertainty of realizing the benefits of the assets. The valuation allowance for deferred tax assets increased $1.6 million and $592,000 during the years ended December 31, 1997 and 1996, respectively. The effects of temporary differences and carryforwards that give rise to deferred tax assets and liabilities are as follows:

                                                                DECEMBER 31,
                                                           ----------------------
                                                              1997         1996
                                                           ----------    --------
Deferred tax assets:
  Net operating loss carryforward........................  $2,183,000    $697,000
  Research and experimentation credit carryforward.......     185,000      26,000
  Deferred revenue.......................................      34,000      16,000
                                                           ----------    --------
                                                            2,402,000     739,000
Deferred tax liabilities:
  Depreciation...........................................      24,000          --
                                                           ----------    --------
  Net deferred tax asset.................................   2,378,000     739,000
  Less valuation allowance...............................  (2,378,000)   (739,000)
                                                           ----------    --------
  Net deferred tax assets................................  $        0    $      0
                                                           ==========    ========

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. STOCKHOLDERS' EQUITY

COMMON STOCK

     At December 31, 1997, 650,000 shares of common stock outstanding are subject to certain contractual voting restrictions (see Note 8 of these GenQuest financial statements).

CONVERTIBLE PREFERRED STOCK

     During 1996, GenQuest issued approximately 6.8 million shares of "Series A" convertible preferred stock ("Series A") in exchange for technology, a note payable of $675,000 and cash of $525,000. During 1997, GenQuest also received net proceeds approximating $9 million from the sale of approximately 18.3 million shares of Series B convertible preferred stock ("Series B"). Series B shares have preferential dividend rights over the Series A and common stock. In the event of a dividend declared by the Board of Directors (the Board), Series B stockholders shall be entitled to be paid out of the legally available assets of GenQuest an amount per share equal to $0.04 per share. After the payment of the full dividend preference of the Series B, the holders of Series A shall be entitled to be paid out of the legally available assets of GenQuest; therefore, an amount per share equal to $0.04 per share. After payment of the full dividend amount set forth above, the remaining amounts of dividends declared by the Board available for distribution to stockholders, if any, shall be distributed ratably to the holders of the common stock, Series A, and Series B on an "as if converted to common stock basis." Such dividends shall be payable only when, as, and if declared by the Board and shall be noncumulative. As of December 31, 1997, the Board has not declared any dividends.

     Series A and B shares have registration rights and vote equally with the shares of the common stock and, at the option of the holder, may be converted at any time into common shares. The conversion ratios at December 31, 1997 were 1 for 1. The conversion rate may be adjusted from time to time, based on provisions included in the Certificate of Incorporation.

     Each share of Series A and Series B shall automatically be converted into shares of common stock, based on the then-effective respective Series A and Series B conversion prices, immediately upon (1) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of GenQuest in which the per share price is at least $2.50 and the gross cash proceeds to GenQuest are at least $10 million, or
(2) the date specified by written consent of the holders of a majority of the outstanding shares of Series A and B shares voting as a class.

     Series A and B shares also have preferential liquidation rights over the common stock. In the event of liquidation, Series B stockholders shall be entitled to be paid out of the assets of GenQuest an amount per share equal to the sum of $0.50 per share, plus all declared and unpaid dividends on such share, if any. After the payment of the full liquidation preference of Series B shares, the holders of Series A shares shall be entitled to be paid out of the assets of GenQuest legally available for distribution, an amount per share equal to the sum of $0.50 per share, plus all declared and unpaid dividends on such share. Any remaining assets of GenQuest shall be distributed ratably to the holders of the common stock, Series A, and Series B.

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

STOCK OPTION PLAN

     GenQuest has a stock option plan under which 2,000,000 shares of common stock are reserved for grants to employees, members of the Board of Directors, and consultants. Options granted under this plan may be designated as qualified or nonqualified at the discretion of the Plan Administrator (as defined in such plan).

     Generally, the options vest over a four-year period, with 25% vesting in the first year and the remainder vesting monthly thereafter. All options expire not later than ten years from the date of grant. Qualified stock options are exercisable at not less than the fair market value of the stock at the date of grant, and nonqualified stock options are exercisable at prices determined at the discretion of the Plan Administrator, but not less than 85% of the fair market value of the stock at the date of grant.

     A summary of GenQuest's stock option activity and related information follows:

                                            SHARES UNDER                    WEIGHTED
                                            OUTSTANDING     PRICE PER       AVERAGE
                                               OPTION         SHARE      EXERCISE PRICE
                                            ------------    ---------    --------------
Balance at January 1, 1997................         --         $  --          $  --
Options granted...........................    448,000          0.05           0.05
Balance at December 31, 1997..............    448,000          0.05           0.05

     The weighted average fair value of options granted during 1997 was $0.02 per option and the weighted average remaining contractual life of the outstanding options at December 31, 1997 was 9.6 years. At December 31, 1997, 1,552,000 shares remain available for grant and 26,083 options were considered fully vested.

     Pro forma information regarding net loss and loss per share required by Statement 123 has been determined as if GenQuest had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions on the option grant date for 1997: risk-free interest rate of 6.32%, expected volatility of 0%, expected option lives of five years, and dividend yield of 0.0%.

     Under Statement 123, if GenQuest had elected to recognize the compensation cost based upon the fair value of the options granted at the grant date, net loss would have been increased as follows

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(the estimated fair value of the options is amortized to expense over the options' vesting period or upon the achievement of certain milestones):

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                                 1997
                                                             ------------
Net loss:
  As reported..............................................  $(4,345,906)
  Pro forma................................................   (4,348,283)
Net loss per share:
  As reported..............................................  $     (2.37)
  Pro forma................................................        (2.38)

     The Statement 123 pro forma disclosures above are not necessarily indicative of future pro forma disclosures because of the manner in which the pro forma impact of Statement 123 calculations is phased in over time.

STOCK WARRANTS

     In connection with sales of convertible Series A, GenQuest issued stock warrants to a certain stockholder to purchase 34,019 shares of Series B at an exercise price of $0.50 per share. These warrants expire on the earlier of 2004 or on the occurrence of certain events, as defined in the agreement.

STOCK REPURCHASE AGREEMENTS

     Since its inception, GenQuest has sold approximately 125,000 shares of common stock for $.005 to employees and scientific founders of GenQuest under agreements that allow GenQuest, at its option, to repurchase the shares at the original purchase price if the employment or consulting relationship with GenQuest ceases for any reason. Under the repurchase agreements, the shares subject to repurchase are generally reduced in specific increments over a two- to four-year period beginning at the issuance date. As of December 31, 1997, 63,542 shares remained subject to repurchase.

     Under the terms of all of the repurchase agreements, if GenQuest is acquired by merger, consolidation, or sale of assets, the repurchase agreements will lapse in their entirety, except to the extent the repurchase rights are to be assigned to the successor corporation, in connection with such transaction.

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

SHARES RESERVED

     At December 31, 1997, common stock was reserved for the following purposes:

Conversion of preferred stock...............................    25,121,884
Stock options...............................................     2,000,000
Scientific agreement........................................        75,000
Warrants for preferred stock, convertible to common stock...        34,019
                                                                ----------
                                                                27,230,903

NET LOSS

     Basic and diluted loss per share are calculated using the average number of common shares outstanding (see Note 1 to these GenQuest financial statements). Pro forma basic and diluted loss per share are computed on the basis of the average number of common shares outstanding plus the effect of convertible preferred shares using the "if-converted" method as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                   SEPTEMBER 15,    SEPTEMBER 30,    --------------------------
                                       1998             1997            1997           1996
                                   -------------    -------------    -----------    -----------
                                            (UNAUDITED)
Net loss(A)......................   $(2,211,560)     $(2,837,507)    $(4,345,906)   $(3,894,761)
Weighted average outstanding:
  Common stock(B)................     1,842,000        1,830,000       1,830,000      1,323,796
Loss per share:
                                    -----------      -----------     -----------    -----------
  Basic and diluted (A/B)........   $     (1.20)     $     (1.55)    $     (2.37)   $     (2.94)
                                    ===========      ===========     ===========    ===========

6. SCIENTIFIC COLLABORATIVE AND LICENSE AGREEMENTS

     GenQuest has various collaborative research agreements with collaborative partners, academic universities, and research institutions, which expire on the earlier of the expiration of patents or the occurrence of certain events, as stipulated in the agreements. Certain agreements stipulate the reimbursement by GenQuest of research costs incurred by these universities and institutions on behalf of GenQuest. Included in research and development expenses for the period from January 1, 1998 to September 15, 1998 and the years ending December 31, 1997 and 1996 are reimbursements approximating $639,000, $2.4 million and $365,000, respectively. Refer to Note 7 of these GenQuest financial statements with regards to amounts paid to Corixa.

     Certain collaborative agreements that were in effect in 1997 extend into fiscal years 1998 and 1999. As of December 31, 1997, GenQuest is committed to reimburse the collaborative partners, universities, and institutions amounts aggregating $2.1 million and $1.7 million in 1998 and 1999, respectively. GenQuest is also committed to pay annual fees of $25,000 to a university until expiration of underlying patents, which are creditable against future royalties which may be owed.

     GenQuest has entered into certain research agreements, license agreements, and obtained options to negotiate license agreements under the terms of which GenQuest received license, technology, and patent rights. During the period from January 1, 1998 to September 15, 1998 and in 1997 and 1996,

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

GenQuest paid initial license and/or option fees approximating $0, $62,000 and $40,000, respectively, and in 1996 issued 260,000 shares of common stock valued at $13,000 (plus a commitment to issue an additional 75,000 shares, respectively, upon the achievement of certain events) for such rights. Expense was recorded based on the fair market value of GenQuest's common stock at the date of issuance.

     Certain agreements call for royalty and milestone payments. The agreements are for terms from one year or the expiration of the last issued patent within the licensed technology, unless terminated earlier for certain specified events, as defined in the respective agreements.

     Additionally, GenQuest has entered into research, license agreements, and granted options to other parties to negotiate license agreements under the terms of which GenQuest provides license, technology, and patent rights. During 1997 and 1996, GenQuest received and deferred initial option fees aggregating $100,000 related to these agreements. Under the terms of the option, GenQuest will receive additional license fees and/or reimbursement of certain research and development costs through the end of the agreement, as defined in the respective agreement. The agreements provide for one-time payments upon the achievement of certain milestones and the payment of royalties based on product sales.

7. AGREEMENTS WITH CORIXA CORPORATION

     In February 1996, GenQuest entered a license and research collaboration agreement with Corixa for the purpose of discovering, characterizing, developing, and commercializing novel genes for use in the treatment, prevention, or diagnosis of cancer or pre-neoplastic cell proliferation disease.

     During 1996, GenQuest issued 4,412,613 of Series A to Corixa valued at $0.50 per share, in exchange for certain intellectual property rights in connection with the collaboration, representing approximately 16% of GenQuest's outstanding capital stock at December 31, 1997. GenQuest expensed the value of the issued shares in 1996 as acquired in-process research and development.

     In December 1996, GenQuest and Corixa amended this license and collaboration agreement and, in connection with this amendment, entered into an administrative services and management agreement. As part of the collaboration, GenQuest has agreed to provide funding in support of certain research and development projects conducted by GenQuest and Corixa on a collaborative basis. Additionally, GenQuest has agreed that certain administrative services will be provided to GenQuest by certain Corixa employees, including Corixa's Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer, and Chief Operating Officer, and GenQuest has agreed to reimburse Corixa for such services. Either GenQuest or Corixa may terminate the license agreement within 30 days after December 31, 1997, if such party believes that the scientific objectives of the collaboration have not been met.

     Under the license agreement, GenQuest and Corixa agreed to cross-license certain technologies and products owned or controlled by them as of February 1996 and technologies and products developed under the collaborative research program. Corixa is required to pay GenQuest, when product sales commence, certain royalties on sales of products that use technology licensed from GenQuest, and GenQuest is required to pay Corixa, when product sales commence, certain royalties on the sale of products that use technology licensed from Corixa. In addition, sales of certain products developed by GenQuest using technology developed by Corixa in the collaborative research program would be royalty-free.

                                 GENQUEST, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     As a result of its ownership of Series A of GenQuest, Corixa has certain registration rights with respect to public offerings of GenQuest and rights of first offer that allow Corixa to participate ratably in future issuances of stock to maintain its original ownership percentage of GenQuest. Additionally, Corixa is entitled to voting rights equivalent to the number of shares of common stock of GenQuest into which such shares of Series A can be converted and is a party to a voting agreement among GenQuest and its stockholders. Under the terms of the voting agreement, Corixa has a right to designate two of seven nominees to the Board of Directors of GenQuest and the stockholders of GenQuest who are parties to the voting agreement have agreed to vote their shares in favor of such nominees. Corixa's right to designate such nominees will terminate when Corixa owns less than 10% of the voting capital stock of GenQuest.

     In December 1996, in connection with the modification of the collaboration between GenQuest and Corixa and the issuance of Series B of GenQuest to additional investors (18,309,271 shares at $0.50 per share), Corixa, GenQuest, and the stockholders of GenQuest entered into a call option agreement. Under the terms of this agreement, Corixa has the right to purchase all of the outstanding shares of GenQuest's capital stock held by the stockholders of GenQuest at a purchase price determined in accordance with a formula stipulated in the agreement. This right becomes effective on the earlier of June 23, 1998, the completion of a 30-day trading period following Corixa's initial public offering during which the average closing sale price of a share of Corixa's common stock meets the minimum requirement stipulated in the agreement, and a merger of Corixa with another entity or a sale of substantially all of Corixa's assets, and terminates on the earlier of January 23, 2000, the date that Corixa notifies GenQuest that it will not exercise this right, the closing of the initial public offering of GenQuest, and ten days following a merger of or sale of assets by Corixa.

     In conjunction with the relationship between GenQuest and Corixa, GenQuest purchased warrants to purchase 454,533 shares of Corixa's Series B preferred stock at a price of $9.90 per share. The warrants expire on the earlier of December 23, 2001 or upon certain events as specified in the warrant agreement. In accordance with the terms of GenQuest's own Series B preferred stock agreement, GenQuest distributed the warrants to its stockholders during 1997. The $1,140,000 purchase price of the warrants was recorded as an obligation at December 31, 1996 and is payable over the three-year collaborative agreement. The remaining obligation of $651,567 at December 31, 1997 is payable in 1998 and 1999 in the amount of $325,784 and $325,783, respectively.

     During the years ended December 31, 1997 and 1996, GenQuest paid Corixa $325,000 and $300,000, respectively, for administrative services provided to GenQuest.

     GenQuest's 1997 results include collaborative research and development expenses paid to Corixa of approximately $1.9 million. GenQuest did not pay any collaborative research and development expenses to Corixa in 1996.